UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005
MONEYFLOW SYSTEMS INTERNATIONAL INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-74928 (Commission File Number)	52-2325923 (IRS Employer Identification No.)

Suite N, 7003 – Fifth Street SE, Calgary, Alberta T2H 2G2

(Address of principal executive offices) (Zip Code)

(403) 319-0236

(Registrant's telephone number)

Item 4.01

Changes in Registrant’s Certifying Accountant.

The Registrant's Board of Directors engaged Hein & Associates, L.L.P., to be its new independent auditor effective February 23, 2005, and dismissed Farber & Hass, L.L.P., also on February 23, 2005.

Farber & Hass's audit reports on the Company's financial statements as of October 31, 2004 and October 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended October 31, 2004 and 2003, and through February 23, 2005 there were no disagreements with Farber & Hass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Farber & Hass would have caused them to make reference to the subject matter of the disagreements in connection with their report; and there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended.

The Company provided Farber & Hass with a copy of this Report on Form 8-K and requested that Farber & Hass furnish the Company with a letter addressed to the SEC stating whether it agrees with the foregoing statements by the Company and, if not, stating the respects in which it does not agree.  A copy of the letter from Farber & Hass is filed herewith as Exhibit 16.1.

During the Company's two most recent fiscal years and through the date of this Report on Form 8-K, the Company did not consult Hein & Company with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in Item 304(a)(2) of Regulation S-B.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

16.1

Letter from Farber & Hass, L.L.P. to the SEC dated February 26,

2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 28, 2005.

Moneyflow Systems International Inc., a Nevada corporation

By:/s/ Harold F. Schultz

Harold F. Schultz, President and CEO

February 26, 2005

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Commission File No. 333-74928

Dear Sirs/Madams:

We have read Item 4.01 of the Form 8-K filing of MoneyFlow Systems International Inc. dated February 23, 2005.  We agree with the statements made in the second half of paragraph one and in paragraphs two, three and four.  We have no basis to agree or disagree with the statements contained in the first half of paragraph one and in paragraph five.

Yours truly,

/s/ Farber & Hass LLP

Camarillo, California